EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-284437, 333-284438 and 333-292106) and Form S-8 (File No. 333-278446) of MultiSensor AI Holdings, Inc. of our report dated March 19, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ WEAVER AND TIDWELL, L.L.P.

Austin, Texas

March 19, 2026